EXHIBIT 5

Baker & Daniels llp
300 North Meridian Street
Suite 2700
Indianapolis, Indiana 46204

June 9, 2005
Zimmer Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580

     Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Zimmer Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”), registering the offer and sale of an additional 8,626,594 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), pursuant to the Company’s TeamShare Stock Option Plan, as amended (the “Plan”).

     We have examined the Registration Statement, the Restated Certificate of Incorporation and Restated By-Laws of the Company, minutes of the proceedings of the Company’s Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete.

     Based on the foregoing, we are of the opinion the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

     This opinion letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ BAKER & DANIELS LLP